Exhibit 10.1

VerifyMe, Inc.
409 Boot Road
Downingtown, PA  19335

FORM OF PROMISSORY NOTE

AMOUNT: $20,000	DATE: January 24, 2017

For value received ($10,000 on January 24, 2017 and $10,000 on January 31, 2017) receipt of which is hereby acknowledged, VerifyMe, Inc., a Nevada Corporation (the “Maker”) promises to pay to the order of the ___________ the amount of Twenty Thousand and 0/100 Dollars ($20,000.00) in lawful money of the United States of America.  The note bears interest at 10% per annum.

The entire principal balance will be due on demand and payable in full no later than June 30, 2017.

Maker shall have the right to prepay all or any part of this Note at any time without penalty or bonus to Payee.

In the event any action is required to enforce the terms hereof, the undersigned promises to pay reasonable attorney’s fees and costs incurred in connection therewith.

Name:
Title:

Warrants:

In conjunction with this promissory note and agreement with the Company to grant warrants to purchase VerifyMe common stock with an exercise price of $0.40 for every $20,000 that is loaned, the Company has recorded a warrant to purchase 1,000,000 shares of VerifyMe, Inc. common stock at an exercise price of $0.40 on a cashless basis for your benefit.